EXHIBIT 10.1


July 17 , 2007

Mr. Ron Bissinger

         RE:      YOUR EMPLOYMENT WITH ALPHA INNOTECH

Dear Ron,

This  letter  will  set  forth  the  binding   agreement  of   employment   (the
"AGREEMENT"), effective as of July 17, 2007 (the "EFFECTIVE DATE"), between you and Alpha Innotech, a Delaware Corporation ("ALPHA INNOTECH" or the "Company").

1. EMPLOYMENT AND DUTIES During the Employment Term, as defined in Section 3 below, you will serve as Chief Executive Officer and Chief Financial Officer of ALPHA INNOTECH. You will have such duties and authority as are customary for, and commensurate with such positions, and such other reasonable duties and authority as the Board of Directors of ALPHA INNOTECH (the "Board") of ALPHA INNOTECH prescribes from time to time.

2.       COMPENSATION

         (a) SALARY For your services hereunder, ALPHA INNOTECH will pay as salary to you the amount of $190,000.00 per year during the Employment Term, subject to adjustment as set forth below. Such salary will be paid in conformity with ALPHA INNOTECH's normal payroll period and will be retroactive to December 1, 2006. Your salary will be reviewed by the Board from time to time at their discretion, and you will receive such salary adjustments, if any, as they in their sole discretion determine.

         (b) BONUS In addition to the salary set forth in Section 2(a) hereof, you will be eligible for an annual bonus of $100,000, to be divided and paid on a quarterly basis as determined pursuant to a formula and criteria established by the Board of Directors and/or its Compensation Committee, which formula and criteria will be communicated to you in writing reasonably in advance of the commencement of the performance period to which such bonus will relate. Your bonus will be reviewed by the Board from time to time at their discretion, and you will receive such bonus adjustments, if any, as they in their sole discretion determine.

         (c) OTHER BENEFITS You will be entitled to participate in and receive benefits under ALPHA INNOTECH's standard benefits plans as in effect from time to time, including medical insurance, sick leave, and vacation time, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and ALPHA INNOTECH policies. You will also receive a monthly car allowance in the amount of $800 retroactive to December 1, 2006 which will continue so long as you serve in the capacity described in Section 1.

         (d) EXPENSES During the term of your employment hereunder, you will be entitled to receive prompt reimbursement from ALPHA INNOTECH for all reasonable business-related expenses incurred by you, in accordance with ALPHA INNOTECH's policies and procedures as in effect from time to time, provided that you will properly account for such business expenses in accordance with ALPHA INNOTECH's policy.


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BISSINGER, RON                                                       Page 2 of 7
JULY 17, 2007
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         (e)      DEDUCTIONS AND WITHHOLDING All amounts payable or which become payable under any provision of this Agreement will be subject to any deductions authorized in writing by you and any deductions and withholdings required by law.

3.       TERM OF EMPLOYMENT

         (a) TERM This Agreement will continue in full force and effect from and including the Effective Date until terminated as hereinafter provided (the "EMPLOYMENT TERM") or replaced by another such agreement as may be mutually agreed upon in writing by all parties.

         (b) TERMINATION Your employment with ALPHA INNOTECH under this Agreement may be terminated by the Board of ALPHA INNOTECH at any time, for any reason and with or without Cause (as defined below), upon delivery of written notice by ALPHA INNOTECH. ALPHA INNOTECH is not required to give you any advance notice of termination which, in the sole discretion of ALPHA INNOTECH, may be effective immediately upon delivery of written notice to you. You may terminate this Agreement at any time by giving ALPHA INNOTECH written notice of your resignation at least 30 days in advance; provided, however, that the Board may determine upon receipt of such notice that the effective date of such resignation will be immediate or some time prior to the expiration of the notice period stated in your written notice to ALPHA INNOTECH.

         For purposes of this Agreement, termination for "CAUSE" will include, without limitation, termination because of your (a) failure or a refusal to comply in any material respect with the reasonable policies, standards or regulations of the Company; (b) unprofessional, unethical or fraudulent conduct or conduct that materially discredits the Company or is materially detrimental to the reputation, character or standing of the Company; (c) dishonest conduct or a deliberate attempt to do an injury to the Company; (d) material breach of a term of this Agreement or the Employee Invention Assignment and Confidentiality Agreement, including, without limitation, your theft of the Company's proprietary information; or (e) an unlawful or criminal act which would reflect badly on the Company in the Company's reasonable judgment.

4. PAYMENTS AND BENEFITS AFTER TERMINATION OF EMPLOYMENT IN THE ABSENCE OF A CORPORATE TRANSACTION

         (a)      TERMINATION   FOR   CAUSE  OR   VOLUNTARY   TERMINATION   Upon
termination of your employment by ALPHA INNOTECH for Cause or upon your voluntary termination of employment pursuant to Section 3(b) above and except as provided in Section 4(d) or as a result of a Construction Termination Event (as defined in Section 5 below), all salary and benefits hereunder will cease immediately. Any previously granted options, to the extent vested and exercisable on the date of termination, may be exercised in accordance with the terms of the stock option agreement for such options.

         (b)      TERMINATION   AS  A  RESULT  OF  DEATH  OR   DISABILITY   Upon
termination of your employment by ALPHA INNOTECH as a result of death or Disability (as defined below) and, if


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BISSINGER, RON                                                       Page 3 of 7
JULY 17, 2007
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you are physically  and mentally able to do so, subject to your executing  ALPHA
INNOTECH's standard form of release agreement releasing any claims you may have against ALPHA INNOTECH, all outstanding stock options and restricted stock shall be vested immediately in full and all stock options shall be fully exercisable for a period of one (1) year following such a termination, and you will receive one-quarter (1/4th) of your annual target bonus as is in effect under the provisions of Section 2(b).

         For purposes of this Agreement, "Disability" shall mean by reason of injury, illness or other physical or mental impairment you are (i) completely unable to perform your services hereunder for more than three consecutive months, or (ii) unable in the good faith judgment of the Board to perform your services hereunder for 50% or more of the normal working day throughout six consecutive months.

         (c) INVOLUNTARY TERMINATION WITHOUT CAUSE, DEATH OR DISABILITY Except as provided in Section 5 below, following involuntary termination of your employment by ALPHA INNOTECH without Cause and not as a result of death or Disability and subject to your executing ALPHA INNOTECH's standard form of release agreement releasing any claims you may have against ALPHA INNOTECH, you will receive:

                  (i) Your current salary continued at the rate in effect immediately prior to your termination for three (3) months plus one (1) month for every three (3) months employed after October 1, 2006 up to a maximum of nine (9) months salary continuation.

                  (ii) Medical insurance and life insurance at the levels in effect at the time of termination for the period determined in Section 4(c)(i) above;

                  (iii)    Half  of  your   current   annual   target  bonus  as
determined in Section 2(b) above;

                  (iv) An additional twelve (12) months of vesting of any stock options and restricted stock granted to you by ALPHA INNOTECH, followed by a 90 day period during which any such options may be exercised.

                  (v) No further continuance of other benefits such as vacation, sick leave, and employee stock purchase plan participation, car allowance, etc. unless specified herein.

         (d) VOLUNTARY TERMINATION IN THE EVENT OF POSITION OR RESPONSIBILITY CHANGE Except as provided in Section 5 below, if: (A) your aggregate benefits are materially reduced (as such reduction and materiality are determined by customary practice within the high technology industry within the State of California) below those currently in effect; and/or (B) your duties and/or authority are materially decreased or increased from those exercised by you as Chief Executive Officer in a way that is adverse to you, as determined by customary practice within the high technology industry within the State of California, such duties and authority including but not limited to (1) direct management responsibility for all corporate sales, marketing, finance, operations, quality and product development; or (2) reporting directly into the Board of Directors; or (3) full profit and loss responsibility for the surviving entity; and/or (C) you are required to perform your employment obligations (other than routine travel consistent with your current

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BISSINGER, RON                                                       Page 4 of 7
JULY 17, 2007
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position) at a location  more than  fifteen (15) miles away from your  principal place of work for ALPHA INNOTECH as is your current such place of work and subject to your executing ALPHA INNOTECH's standard form of release agreement releasing any claims you may have against ALPHA INNOTECH, and if you voluntarily resign, provided that you provide the Company with written notice of the acts or omissions constituting grounds for a termination under this Section 4(d) within ninety (90) days of the initial existence of the grounds for a termination under this Section 4(d) and a reasonable cure period of not less than thirty (30) days following the date of such notice, you will receive:

                  (i) Your current salary continued at the rate in effect immediately prior to your termination for four (4) months;

                  (ii) Medical insurance and life insurance at the levels in effect at the time of termination for the period determined in Section 4(c)(i) above;

                  (iii)    Half  of  your   current   annual   target  bonus  as
determined in Section 2(b) above;

                  (iv) An additional twelve (12) months of vesting of any stock options and restricted stock granted to you by ALPHA INNOTECH, followed by a 90 day period during which any such options may be exercised.

                  (vi) No further continuance of other benefits such as vacation, sick leave, and employee stock purchase plan participation, car allowance, etc. unless specified herein.

5. PAYMENTS AND BENEFITS AFTER TERMINATION OF EMPLOYMENT FOLLOWING A CORPORATE TRANSACTION

         (a)      DEFINITIONS For purposes of this Section 5:

                  (i) A "CORPORATE TRANSACTION" is defined as (A) a merger or acquisition in which the Company is not the surviving entity (except for a merger of the Company into a wholly-owned subsidiary, and except for a transaction the purpose of which is to change the State in which the Company is incorporated), (B) the sale, transfer or other disposition of all or substantially all of the assets of the Company or (C) any other corporate reorganization or business combination, in which the beneficial ownership of 50% or more of the Company's outstanding voting stock is transferred.

                  (ii)     The   "POST-TRANSACTION   PERIOD"   is   defined   as
commencing on the date of the closing or effectiveness of a Corporate Transaction and ending nine (9) months following the closing or effectiveness of a Corporate Transaction.

                  (iii) A "CONSTRUCTIVE TERMINATION EVENT" will be deemed to have occurred at ALPHA INNOTECH's close of business on the thirtieth (30th) calendar day after written notice from you that one or more of the following actions have been taken by the surviving entity and such action(s) are not reversed in full by the surviving entity within such thirty-day period unless prior to the expiration of such thirty-day period you have otherwise agreed to the specific relevant event in writing and provided that you have given the Company such written notice of the acts or omissions


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BISSINGER, RON                                                       Page 5 of 7
JULY 17, 2007
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constituting  grounds for a Constructive  Termination within ninety (90) days of the initial existence of the grounds for the Constructive Termination: (A) your aggregate benefits are materially reduced (as such reduction and materiality are determined by customary practice within the high technology industry within the State of California) below those in effect immediately prior to the effective date of such Constructive Termination Event, and/or (B) your duties and/or authority are materially decreased or increased from those exercised by you as Chief Executive Officer immediately prior to such Constructive Termination Event, in a way that is adverse to you, as determined by customary practice within the high technology industry within the State of California, such duties and authority including but not limited to (1) direct management responsibility for all corporate sales, marketing, finance, operations, quality and product development; or (2) reporting directly into the Board of Directors of the surviving entity; or (3) full profit and loss responsibility for the surviving entity; or (4) a seat on the Board of Directors of the surviving entity; and/or
(C) you are required to perform your employment obligations (other than routine travel consistent with that prior to the effective date of such Constructive Termination Event) at a location more than fifteen (15) miles away from your principal place of work for the surviving entity as such place of work was in effect immediately prior to the effective date of such Constructive Termination Event.

         (b) SEVERANCE PAY FOR TERMINATION AFTER COMMENCEMENT OF THE POST TRANSACTION PERIOD If at any time during the Post Transaction Period your employment is terminated by the surviving entity except for Cause, death or Disability, or if a Constructive Termination Event as defined above occurs and you voluntarily terminate your employment and subject to your executing the surviving entity's standard form of release agreement releasing any claims you may have against ALPHA INNOTECH or the surviving entity, then you will receive:

                  (i) Your salary continued at the rate in effect on the date of termination for nine (9) months;

                  (ii) Medical insurance and life insurance at the levels in effect at the time of termination for nine (9) months;

                  (iii) Your annual target bonus as determined in section 2(b) above;;

                  (iv) No further continuance of other benefits such as vacation, sick leave, and employee stock purchase plan participation, car allowance, etc. unless specified herein.

         (c) COOPERATION After any such termination of your employment, except to the extent you are not able to do so by reason of your death or Disability, you will cooperate with the surviving entity in providing for the orderly transition of your duties and responsibilities to other individuals, as is reasonably requested by the surviving entity.

6. ACCELERATION OF STOCK OPTIONS FOLLOWING A CORPORATE TRANSACTION Immediately upon the occurrence of a Corporate Transaction as defined above, all stock options and restricted stock which has been granted to you as of the date of such occurrence shall become 100% vested and such options shall be exercisable pursuant to the terms of your stock option agreement.


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BISSINGER, RON                                                       Page 6 of 7
JULY 17, 2007
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7.       PROPRIETARY  RIGHTS You hereby  acknowledge  and confirm  that you have
executed   the   Company's   standard   Employee   Invention    Assignment   and
Confidentiality Agreement with the Company, which agreement is in full force and effect. The provisions of such agreement will survive any termination or expiration of this Agreement.

8. MISCELLANEOUS This Agreement contains the entire understanding and sole and entire agreement between the parties with respect to the subject matter hereof, and supersedes any and all prior agreements, negotiations and discussions between the parties hereto with respect to the subject matter covered hereby and may only be modified by an agreement in writing signed by ALPHA INNOTECH and you, and which states the intent of the parties to amend this Agreement. If any provision of this Agreement is held to be invalid or otherwise unenforceable, in whole or in part, the remainder of such provision and the remainder of this Agreement will not be affected thereby and will be enforced to the fullest extent permitted by law. Neither this Agreement nor the rights or obligations hereunder will be assignable by you. ALPHA INNOTECH may assign this Agreement to any successor of ALPHA INNOTECH, and upon such assignment any such successor will be deemed substituted for ALPHA INNOTECH upon the terms and subject to the conditions hereof. This Agreement will be binding upon the successors and assigns of the parties hereof and upon your heirs, executors and administrators. This Agreement has been negotiated and executed in, and will be governed by and construed with the laws of, the State of California. Any notice, request, demand or other communication required or permitted hereunder will be deemed to be properly given when personally served in writing, or when deposited in the United States mail, postage pre-paid, addressed to ALPHA INNOTECH at the address shown at the beginning of this letter, or to you at the address shown below, or by facsimile upon confirmation of receipt. Each party hereto may change its address by written notice in accordance with this Section 8.

9. CODE SECTION 409A If as of the relevant date(s), the Company in good faith determines that you are a "specified employee" and that the benefits hereunder constitute "deferred compensation" (in each case as such terms are defined under Section 409A of the Internal Revenue Code of 1986, as amended (the "CODE") or other later-issued IRS or Treasury guidance) (the "DEFERRED COMPENSATION SEPARATION BENEFITS"), no severance amount shall be payable to you pursuant hereto prior to the earlier of (i) your death following termination of employment, or (ii) the date that is six (6) months following the date of your "separation from service" with the Company (within the meaning of Code Section
409A). Any portion of the Deferred Compensation Separation Benefits the payment of which is delayed pursuant to the foregoing sentence shall accrue and, to the extent such portion of the Deferred Compensation Separation Benefits would otherwise have been payable within the first six (6) months following your termination of employment, will become payable on the first payroll date that occurs on or after the date six (6) months and one (1) day following the date of your termination of employment. All subsequent Deferred Compensation Separation Benefits, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit set forth in this Agreement.


                                   Sincerely,

                                   /s/ William Snider
                                   ---------------------------------------------
                                   William Snider
                                   Chairman
                                   Alpha Innotech Corp Board of Directors


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BISSINGER, RON                                                       Page 7 of 7
JULY 17, 2007
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ACCEPTED AND AGREED:

/s/ Ron Bissinger
----------------------------------
Ron Bissinger

Date signed:  July 17, 2007
             ---------------------